Exhibit 99.1

VerifyMe Reports Second Quarter 2023 Financial Results

•	Quarterly revenue of $5.3 million in Q2 2023, compared to $4.5 million in Q2 2022

•	Net loss of $0.9 million in Q2 2023, compared to a net loss of $12.6 million in Q2 2022 (inclusive of write off of $11.2 million related to the SPAC)

•	Adjusted EBITDA(1) of ($0.4) million in Q2 2023, primarily due to acquisition, integration and operating costs of ($0.2) million, compared to ($0.3) million in Q2 2022

•	Cash of $2.7 million as of June 30, 2023

Lake Mary, FL – August 10, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability and monitoring, authentication, and data-rich brand enhancement services, announced today the Company’s financial results for its second quarter ended June 30, 2023 (“Q2 2023”).

Key Financial Highlights for Q2 2023:

•	Quarterly consolidated revenue of $5.3 million for the three months ended June 30, 2023, an increase of 19% compared to $4.5 million for the three months ended June 30, 2022, primarily attributable to the acquisition of the PeriShip Global business in April 2022
•	Gross profit of $1.8 million or 34% for the three months ended June 30, 2023, compared to $1.7 million or 37% for the three months ended June 30, 2022
•	Net loss of $0.9 million or ($0.09) per diluted share for the three months ended June 30, 2023, compared to a net loss of $12.6 million or ($1.50) per diluted share for the three months ended June 30, 2022, which included approximately $11.2 million non-cash impairment related to the SPAC liquidation
•	Adjusted net loss per diluted share(1) of ($0.11), for the three months ended June 30, 2023, and ($0.10) for the three months ended June 30, 2022, after adjusting for severance expense, unrealized and realized loss on equity investment, change in fair value of contingent consideration and acquisition-related costs
•	Adjusted EBITDA(1) of ($0.4) million in Q2 2023, primarily due to acquisition, integration and operating costs of ($0.2) million, compared to ($0.3) million in Q2, 2022
•	Cash of $2.7 million as of June 30, 2023

 __________

(1) Adjusted EBITDA and Adjusted net loss per diluted share are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures" below for information about these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net income (loss), and net loss per diluted share, respectively, are included as a schedule to this release.

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Adam Stedham, VerifyMe’s CEO and President stated, “Since joining the Company in June of this year, we have defined two operating segment strategies aligned to our traceability services, and overhauled the executive team.  Q2 2023 revenue is 19% above the same quarter 2022 revenue.  The acquisition and integration of Trust Codes impacted Q2 profitability, but the vertical integration of their technology is key to execution of our traceability strategy.   I expect the combination of the traceability strategy, strategic leadership reorganization, and cost rationalization will enable growth of the company beginning in the second half of 2023 and accelerating in 2024.”

Recent Business Highlights

•	Adam Stedham was appointed CEO effective June 19, 2023
•	Outlined our two business segments (Authentication & Precision Logistics)
•	Strategic reorganization aimed at accelerating growth through leveraging our technology strengths, expanding marketing capabilities and optimizing overhead expenses
•	Reorganized VerifyMe sales and marketing team

Financial Results for the Three Months Ended June 30, 2023:

Revenue for the three months ended June 30, 2023, was $5.3 million, a 19% increase as compared to $4.5 million for the three months ended June 30, 2022. The increase in revenue was primarily attributable to the acquisition of the PeriShip Global business in April 2022, which accounted for 98% of the revenue for the quarter.

Gross profit for the three months ended June 30, 2023, was $1.8 million, compared to $1.7 million for the three months ended June 30, 2022. The resulting gross margin percentage was 34% for the three months ended June 30, 2023, compared to 37% for the three months ended June 31, 2022, principally due to the acquisition of the PeriShip Global business in April 2022. The mix between our proactive services and premium services is attributed to our lower gross profit margin for the quarter.

Operating loss for the three months ended June 30, 2023, was $1.0 million, a decreased loss of $0.3 million compared to $1.3 million for the three months ended June 30, 2022. The decreased loss is primarily related to the increased gross profit attributable to the acquisition of PeriShip Global, acquisition costs for PeriShip Global in 2022 that did not recur in 2023, a reduction in employees in the Authentication segment partially offset by the integration and operating costs of Trust Codes Global and additional operating expenses in the Precision Logistics segment in 2023 for the full quarter.

Our net loss for the three months ended June 30, 2023, was $0.9 million, compared to $12.6 million for the three months ended June 30, 2022, which included $11.2 million non-cash impairment related to the SPAC liquidation. The resulting loss for the three months ended June 30, 2023, was ($0.09) per diluted share, compared to a loss per diluted share of ($1.50) for the three months ended June 30, 2022. After accounting for special items, which are set forth in the Non-GAAP Reconciliation – Adjusted EPS below, Adjusted EPS was ($0.11) for the three months ended June 30, 2023, and ($0.10) for the three months ended June 30. 2022.

Adjusted EBITDA loss for the three months ended June 30, 2023, was ($0.4) million, a decrease of $0.1 million, compared to ($0.3) million for the three months ended June 30, 2022. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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At June 30, 2023, VerifyMe had a $2.7 million cash balance and $1.4 million in working capital.

At June 30, 2023, VerifyMe had 10,190,433 shares issued and 9,842,765 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Thursday August 10, 2023. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=s45ujf2v or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10181116/f9f8ae8850.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a software driven logistics provider of high-touch, end-to-end logistics management. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe and Trust Codes Global provide brand protection and brand enhancement solutions allowing brand owners to gather business intelligence. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and the acquisition of the business and assets of PeriShip, LLC and Trust Codes Global Limited. The words "believe," "may," "will," “beginning,” "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBIDTA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and six months ended June 30, 2023, to the three and six months ended June 30, 2022, we believe that certain charges make a three and six month to three and six month comparison of net loss less useful to investors than a comparison of Adjusted EBITDA in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized (loss) gain on equity investment, realized loss on equity investment, impairment of intangibles, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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Adjusted Net Loss per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as loss per diluted share excluding severance expense, unrealized gain (loss) on equity investment, realized loss on equity investment, change in fair value of contingent consideration and one-time professional expenses for acquisitions. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	As of

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents including restricted cash	$2,697	$3,411
Accounts receivable, net of allowance for credit loss reserve, $33 and $37 as of June 30, 2023 and December 31, 2022, respectively	1,286	4,448
Unbilled revenue	734	1,185
Prepaid expenses and other current assets	308	333
Inventory	47	81
TOTAL CURRENT ASSETS	5,072	9,458

PROPERTY AND EQUIPMENT, NET	$288	292

RIGHT OF USE ASSET	554	469

INTANGIBLE ASSETS, NET	6,990	6,412

GOODWILL	5,338	3,988

DEFERRED IMPLEMENTATION COSTS	182	133

TOTAL ASSETS	$18,424	$20,752

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of debt	$1,300	$500
Accounts payable	1,400	3,912
Other accrued expense	723	902
Lease liability- current	174	115
Contingent liability-short term	122	-
TOTAL CURRENT LIABILITIES	3,719	5,429

LONG-TERM LIABILITIES
Contingent liability-long term	$831	$-
Long-term lease liability	389	359
Long-term derivative liability	2	3
Term note	1,125	1,375

TOTAL LIABILITIES	$6,066	$7,166

STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-

Common stock, $0.001 par value; 675,000,000 authorized; 10,190,433 and 9,341,002 issued, 9,842,765 and 8,951,035 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	10	10

Additional paid in capital	94,111	92,987

Treasury stock as cost; 347,668 and 389,967 shares at June 30, 2023 and December 31, 2022, respectively	(792)	(949)

Accumulated deficit	(80,921)	(78,459)

Accumulated other comprehensive loss	(50)	(3)

STOCKHOLDERS' EQUITY	12,358	13,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,424	$20,752

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Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

NET REVENUE	$5,335	$4,497	$10,996	$4,658

COST OF REVENUE	3,515	2,812	7,422	2,850

GROSS PROFIT	1,820	1,685	3,574	1,808

OPERATING EXPENSES
General and administrative (a)	2,342	2,535	5,098	4,000
Research and development	10	25	18	34
Sales and marketing (a)	506	447	1,000	746
Total Operating expenses	2,858	3,007	6,116	4,780

LOSS BEFORE OTHER (EXPENSE)	(1,038)	(1,322)	(2,542)	(2,972)

OTHER (EXPENSE) INCOME
Interest expenses, net	(46)	(23)	(88)	(22)
Unrealized gain (loss) on equity investment	30	(246)	(2)	6
Realized loss on equity investment	-	(10,964)	-	(10,964)
Change in fair value of contingent consideration	172	-	172
Other (expense) income, net	-	-	(2)	3
TOTAL OTHER INCOME (EXPENSE), NET	156	(11,233)	80	(10,977)

NET LOSS
	$(882)	$(12,555)	$(2,462)	$(13,949)

LOSS PER SHARE
BASIC	(0.09)	(1.50)	(0.26)	(1.78)
DILUTED	(0.09)	(1.50)	(0.26)	(1.78)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	9,765,452	8,387,662	9,614,183	7,851,463
DILUTED	9,765,452	8,387,662	9,614,183	7,851,463

(a)	Includes share-based compensation of $315 thousand and $601 thousand for the three and six months ended June 30, 2023, respectively, and $312 thousand and $742 thousand for the three and six months ended June 30, 2022, respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022

Net Loss (GAAP)	$(882)	$(12,555)	$(2,462)	$(13,949)
Interest expense (income), net	46	23	88	22
Income tax expense (benefit)	-	-	-	-
Amortization and depreciation	258	208	540	243

Total EBITDA (Non-GAAP)	(578)	(12,324)	(1,834)	(13,684)

Adjustments:

Stock based compensation	19	5	41	92
Fair value of restricted stock and restricted stock units issued in exchange for services	296	308	448	650
Severance	29	-	332	-
Unrealized (gain) loss on equity investment	(30)	246	2	(6)
Realized loss on equity investment	-	10,964	-	10,964
Change in fair value of contingent consideration	(172)	-	(172)	-
Impairment of intangibles	34	-	34	-
One-time professional expenses for acquisitions	-	498	278	623

Total Adjusted EBITDA (Non-GAAP)	$(402)	$(303)	$(871)	$(1,361)

Consolidated EPS and Adjusted EPS Reconciliation Table
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022

Loss per share (GAAP)	$(0.09)	$(1.50)	$(0.26)	$(1.78)
Severance expense, per share	-	-	0.03	-
Unrealized (gain) loss on equity investment, per share	-	0.03	-	-
Realized loss on equity investment, per share	-	1.31	-	1.40
Change in fair value of contingent consideration, per share	(0.02)	-	(0.02)	-
One-time professional expenses for acquisitions, per share	-	0.06	0.03	0.08

Total Adjusted EPS (Non-GAAP)	$(0.11)	$(0.10)	$(0.22)	$(0.30)

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